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                                                                       EXHIBIT A

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G

      In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing, on behalf of each of them, of a Statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of VeriSign, Inc. Each of the undersigned states that it is entitled to individually use Schedule 13G pursuant to Rule 13d-1(c) of the Act. Each of the undersigned is responsible for the timely filing of such
Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: February 7, 2003



                                  SCIENCE APPLICATIONS INTERNATIONAL CORPORATION


                                  By:             /s/ DOUGLAS E. SCOTT
                                         ---------------------------------------
                                         Douglas E. Scott
                                         Senior Vice President and
                                         General Counsel

                                  SAIC VENTURE CAPITAL CORPORATION

                                  By:              /s/ GIAN A. BROWN
                                         ---------------------------------------
                                         Gian A. Brown
                                         General Counsel


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